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
         THE         [_] MONY Life Insurance     [_] MONY Life Insurance       Term Conversion/Purchase
[LOGO]   MONY        Company                     Company                       Option Supplement
         GROUP       1740 Broadway               1740 Broadway
                     New York, NY 10019          New York, NY 10019            Form No. TC/PO-GV(4/2003)
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Insured's Name______________________________   Policy Number____________________

Supplement Forming Part Of The Application For Insurance (complete on Term Conversions, Purchase Option Elections only)

1  Attained Age Term Conversion
      a. Original policy numbers ____________________    ___________________
                                 ____________________
      b. Conversion from:
                              Date of issue (mm/dd/yyyy)
             [_] Term policy  _________________________
             [_] Term rider   _________________________
             [_] Other        _________________________

      c. Conversion date (not later than date to which premiums are paid on original policy)___________________(mm/dd/yyyy)
      d. Any term balance remaining after conversion shall be: (new policy subject to all rights and interests of any assignee of original policy)
             [_] Continued, if allowed [_] Discontinued
      e. For VUL and UL only, apply any Term Conversion credit as:
             [_] Lump Sum  OR          [_] Defer

2  Purchase Option Election

       a. Original policy numbers ___________________    ___________________
                                  ___________________
       b. Is purchase made under Advanced Privilege? [_] Yes [_] No
          If "yes", complete:

              i.  Option date used _________________________________ mm/dd/yyyy

              ii. Event:
                    [_] Marriage Date _____________________________ (mm/dd/yyyy)
                        Name of Spouse ______________________________
                    [_] Birth or finalized legal adoption of child
                        Name of child _______________________________
                        Born ________________________________________mm/dd/yyyy
                        Date adoption finalized _____________________

I represent that the statements and answers in this Supplement are true and complete.

Date ___________________________________________

Signature of Insured/Joint Insured/Spouse_______________________________________

Signature of Applicant _________________________________________________________

Signature of Financial Professional/Insurance Broker ___________________________

________________________________________________________________________________